UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 9, 2018

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the close of business on March 12, 2018, the record date of the Annual Meeting, the Company had 340,409,136 shares of Class A and Class B common stock issued and outstanding. The holders of a total of 301,780,934 shares of Class A and Class B common stock were present at the Annual Meeting, either in person or by proxy, which total constituted approximately 89% of the issued and outstanding shares on the record date for the Annual Meeting. Approximately, 36% of the Class B-2 and 36% of the Class B-3 shares of common stock were present at the Annual Meeting, either in person or by proxy. The proposals for the Class B-1 shareholders did not reach a quorum at the time of the Annual Meeting and were adjourned to May 23, 2018. The results for the adjourned Class B-1 proposals will be reported on a Current Report on Form 8-K within four business days of the meeting.

The results of the proposals are as follows:

1.	The election of fourteen Equity Directors to serve until 2019 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	259,411,313	10,075,509	2,738,549
Timothy S. Bitsberger	267,614,110	4,103,607	507,654
Charles P. Carey	267,289,833	4,548,810	386,728
Dennis H. Chookaszian	261,175,617	10,510,335	539,419
Ana Dutra	269,625,589	1,952,691	647,091
Martin J. Gepsman	257,033,246	14,737,331	454,794
Larry G. Gerdes	263,692,437	8,030,245	502,689
Daniel R. Glickman	255,620,106	16,070,884	534,381
Deborah J. Lucas	269,383,352	2,343,348	498,671
Alex J. Pollock	258,533,523	13,195,451	496,397
Terry L. Savage	261,792,441	9,891,356	541,574
William R. Shepard	239,016,516	32,736,038	472,817
Howard J. Siegel	260,908,584	10,881,102	435,685
Dennis A. Suskind	267,764,568	3,956,209	504,594

There were a total of 29,555,563 broker non-votes in this proposal.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2018 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
296,866,209	4,603,461	311,264

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
252,688,278	18,760,628	776,465

There were a total of 29,555,563 broker non-votes in this proposal.

4.	The election of Class B Directors:

a.	The election of two Class B-2 Directors to serve until 2019 from a slate of four nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Patrick W. Maloney	72	61	135
Ronald A. Pankau	186	20	70
David J. Wescott	202	15	64
James J. Zellinger	39	61	165

c.	The election of one Class B-3 Director to serve until 2019 from a slate of two nominees (the nominee in bold was elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	346	36	58
Georgi Z. Komon Gold	69	111	243

5.	The election of Class B Nominating Committees:

a.	The election of five members of the Class B-2 Nominating Committee to serve until 2019 from a slate of seven nominees (the nominees in bold were elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Frank Catizone	113	18	137
Richard J. Duran	131	16	125
Yra G. Harris	169	12	92
Patrick J. Lahey	111	19	139
Patrick J. Mulchrone	184	9	78
Stuart A. Unger	114	18	139
Barry D. Ward	145	10	115

b.	The election of five members of the Class B-3 Nominating Committee to serve until 2018 from a slate of nine nominees (the nominees in bold were elected by the Class B-3 shareholders):

Name	Votes For	Votes Against	Abstentions
John F. Connors	177	27	231
Joel P. Glickman	181	54	204
Spencer K. Hauptman	138	31	262
Kevin P. Heaney	178	27	227
Robert J. Kevil Jr.	102	54	274
Stephen J. Leuer	79	77	274
Kimberly Marinaro	138	61	232
Thomas G. Rossi	188	25	220
Richard S. Turim	143	47	241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 15, 2018	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary